Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

BOXLIGHT CORPORATION

Form of Secured
Convertible Promissory
Note due September 21, 2022

Note No.	$22,000,000.00
Dated: September 21, 2020 (the “Issuance Date”)

For value received, BOXLIGHT CORPORATION, a Nevada corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Lind Global Asset Management, LLC, a Delaware limited liability company (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of TWENTY TWO MILLION DOLLARS ($22,000,000.00) (the “Principal Amount”).

All payments under or pursuant to this Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note plus all accrued interest thereon (if any) shall be due and payable on September 21, 2022 (the “Maturity Date”) or at such earlier time as provided herein.

ARTICLE 1

1.1       Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of September 21, 2020 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement. In addition, each Holder of the Note acknowledges receipt of the Purchase Agreement and specifically agrees that the Company shall not be required to issue any “Investor Shares” (as defined in the Purchase Agreement), including Conversion Shares issuable upon conversion of this Note (the “Conversion Shares”) Closing Shares or Repayment Shares, if such issuance would cause the Company to be required to obtain the approval of the stockholders of the Company pursuant to the rules and regulations of The Nasdaq Stock Market; provided, that the Company shall, at the request of the Holder of this Note, promptly call a meeting of the stockholders of the Company for the purpose of obtaining such approval.

1.2       Interest. Except as set forth in Section 2.2, this Note shall not bear interest; provided, however, that if the closing price of the Company’s Common Stock on the applicable Trading Market is below the Conversion Price on any given Trading Day, interest will accrue for that Trading Day based upon an annual interest rate equal to four percent (4%); provided that weekend days will accrue interest based upon the Closing Price of the last Trading Day, all of which shall be payable as set forth in Section 1.3(a) below.

1.3       Payment of Principal and Interest.

(a)       Interest Payments.      Commencing on the day that is the two (2) month anniversary of the Issuance Date, and then on each successive one (1) month anniversary thereof (unless this Note is accelerated, converted or redeemed, as the case may be), until all amounts owing hereunder have been paid, as more particularly set forth in Schedule 1 attached hereto (each, an “Interest Payment Date”), the Maker shall pay to the Holder all interest that has accrued and remains unpaid on the outstanding Principal Amount of this Note, in accordance with the terms hereof. On the Interest Payment Dates, such monthly payments shall, at the Maker’s option, be made in cash or Repayment Shares; provided that the number of Repayment Shares shall be determined by dividing the accrued interest being paid in shares of Common Stock by the Repayment Share Price (as defined below); provided, however, that no interest may be paid in Repayment Shares unless such (1) such Repayment Shares may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, or (2) registered for resale under the 1933 Act.

(b)      Principal Installment Payments.      Subject to any mandatory prepayment required pursuant to Section 1.3(c)(ii) below, commencing on the day that is the two (2) month anniversary of the Issuance Date, the Maker shall pay to the Holder the outstanding Principal Amount hereunder in monthly installments, on such date and each one (1) month anniversary thereof, as more particularly set forth in Schedule 1 attached hereto (each, a “Payment Date”), of One Million Dollars ($1,000,000) (the “Monthly Payments”), until the Principal Amount has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, conversion or redemption of this Note in accordance with the terms herein. The Monthly Payments shall, at the Maker’s option, be made in (i) cash, (ii) Repayment Shares, or (iii) a combination of cash and Repayment Shares; provided that the Maker shall provide the Holder with advance written notice twenty (20) Business Days prior to any Payment Date of its intention to satisfy all or any portion of its Monthly Payment in Repayment Shares, and if the Maker fails to provide any such notice in such timeframe, the Monthly Payment for that Payment Date shall be made in cash; provided further that the number of Repayment Shares shall be determined by dividing the Principal Amount plus accrued interest (if any) being paid in shares of Common Stock at the Repayment Share Price; provided, however, that no portion of the Principal Amount may be paid in Repayment Shares unless (A) such Repayment Shares may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, or (B) registered for resale under the 1933 Act. The Monthly Payments may be increased at the Maker’s sole discretion if made in cash, or upon mutual consent of the Maker and the Holder if made by the issuance of the Repayment Shares.

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(c)      Prepayment.

(i)        Optional Prepayment. At any time after the Issuance Date, the Maker may repay all (but not less than all) of the Outstanding Principal Amount plus all accrued interest thereon (if any), upon at least ten (10) days written notice of the Holder (the “Prepayment Notice”). If the Maker elects to prepay this Note pursuant to the provisions of this Section 1.3(c), the Holder shall have the right, upon written notice to the Maker (a “Prepayment Conversion Notice”) within five (5) Business Days of the Holder’s receipt of a Prepayment Notice, to convert up to twenty-five percent (25%) of the Outstanding Principal Amount plus accrued interest thereon (if any) on the Issuance Date (the “Maximum Amount”) at the lesser of (i) the Conversion Price and (ii) the Cash Repayment Price (as defined below), in accordance with the provisions of Article 3, specifying the Principal Amount plus accrued interest (if any) (up to the Maximum Amount) that the Holder will convert. Upon delivery of a Prepayment Notice, the Maker irrevocably and unconditionally agrees to, within five (5) Business Days of receiving a Prepayment Conversion Notice, and if no Prepayment Conversion Notice is received, within ten (10) Business Days of delivery of a Prepayment Notice: (i) repay the Outstanding Principal Amount plus all accrued interest thereon (if any) minus the Principal Amount set forth in the Prepayment Conversion Notice and (ii) issue the applicable Conversion Shares to the Holder in accordance with Article 3. The foregoing notwithstanding, the Maker may not deliver a Prepayment Notice with respect to any Outstanding Principal Amount that is subject to a Conversion Notice delivered by the Holder in accordance with Article 3.

(ii)        Acquisitions. The Maker acknowledges that it has entered into the Purchase Agreement with a view toward using the net proceeds of the Loan to make one or more Acquisitions. The Holder shall have the right to approve in advance any Material Acquisition (as that term is defined in the Purchase Agreement); provided that the Holder hereby consents to the Proposed Acquisition. Notwithstanding the foregoing, in the event that the Maker or any of its Subsidiaries shall not consummate a Material Acquisition within six (6) months from the Issuance Date, any one or more subsequent Acquisitions to be made by the Maker or any of its Subsidiaries shall either (A) be approved in advance by the Holder (which approval may be denied in the sole discretion of the Holder) or (B) the cash reserves of the Maker, after giving effect to all such Acquisitions, shall not fall below $20,000,000. In the event that prior to the Maturity Date, either condition set forth in clause (A) and (B) above is not satisfied, , the Holder may request a repayment of all or any portion of the Outstanding Principal Amount owing hereunder, plus all accrued interest thereon, within thirty (30) Business Days of receipt of such notice, then the Maker shall, within ten (10) days of receiving such request from the Holder, repay the amount of the Outstanding Principal Amount (together with all accrued interest thereon) that the Holder requests to be repaid.

(iii)       Mandatory Prepayment. In the event that (A) prior to the six (6) month anniversary of the Issuance Date, the Maker has not closed a Material Acquisition or (B) prior to the Maturity Date, the cash reserves of the Maker fall below $20,000,000, the Holder may demand a repayment of all or any portion of the Outstanding Principal Amount owing hereunder, plus all accrued interest thereon. Following such demand from the Holder, the Maker shall, within ten (10) days of receiving such request from the Holder, repay the amount of the Outstanding Principal Amount (together with all accrued interest thereon) that the Holder requests to be repaid.

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(d)      Delisting from a Trading Market.      If at any time the Common Stock ceases to be listed on a Trading Market, (i) the Holder may deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount plus accrued interest thereon (if any) or (ii) the Holder may, at its election, after the six month anniversary of the Issuance Date or earlier if a Registration Statement covering the Conversion Shares has been declared effective, upon notice to the Company in accordance with Section 5.1, convert all or a portion of the Outstanding Principal Amount plus any accrued interest and the Conversion Price shall be adjusted to the lower of (A) the then-current Conversion Price and (A) eighty percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days (as defined below) prior to delivery by the Holder of its notice of conversion pursuant to this Section 1.3(d).

1.4       Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.5       Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.9 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.6       Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.7       Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

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1.8       Other Debt; Status of Note and Security Interest. The Maker shall not, and shall not permit any of its Subsidiaries to incur, Indebtedness other (a) than Permitted Indebtedness and (b) Indebtedness owing from the Maker in favor of Lind Global Macro Fund, LP (“Lind Global Macro”) (the “Macro Debt”). So long as the Indebtedness under the Sallyport Agreement or any Refinancing Indebtedness (as such term is defined in the Security Agreement), as the case may be, continues to constitute Permitted Indebtedness, the security interest of the Holder and the obligations of the Maker under this Note relating thereto shall be junior and expressly made subject and subordinate to the security interest held by Sallyport Commercial Finance, LLC (“Sallyport”) or such Refinancing Lender (as such term is defined in the Security Agreement), as the case may be, pursuant to that certain Account Sale and Purchase Agreement dated as of May 5, 2017 by and between Sallyport and the Maker (the “Sallyport Agreement”) or such other agreement as evidences the Refinancing Indebtedness (the “Refinancing Agreement”), as the case may be. The payment obligations of the Maker hereunder shall be pari passu in respect of all payment obligations owing to Sallyport under the Sallyport Agreement or the Refinancing Lender under the Refinancing, as the case may be, owing to Lind Global Macro with respect to the Macro Debt and owing to any other holder of Permitted Indebtedness and shall be senior to all equity of the Company, including Preferred Stock. On the date hereof, Sallyport, Lind Global Macro, the Maker and the Holder are entering into the Sallyport Intercreditor Agreement (as defined in Section 5.1 hereof). In addition, in the event that the Maker or any Subsidiary shall enter into any Permitted Indebtedness prior to the Maturity Date, the Maker, such Subsidiary, the Holder and the holder of the Permitted Indebtedness shall execute and deliver an intercreditor agreement among such parties, in form and substance acceptable to the Holder and such lender evidencing the priority of each party’s security interest (if any) (the “Other Lender Intercreditor Agreement” and, collectively with the Sallyport Intercreditor Agreement (as defined below), the “Intercreditor Agreements” and each, an “Intercreditor Agreement”), with all related legal and documentation costs to be paid by the Maker. Upon any Liquidation Event (as hereinafter defined), the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker, any Subsidiary or any class of capital stock of the Maker or such Subsidiary, (other than to Sallyport or holder of Permitted Indebtedness (if applicable)pursuant to the express terms of the applicable Intercreditor Agreement), an amount equal to the Outstanding Principal Amount plus all accrued interest thereon (if any). For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker or any Subsidiary thereof. Notwithstanding the foregoing, the security interest granted in favor of Sallyport under the Sallyport Intercreditor Agreement shall be terminated immediately prior to or in connection with the Maker entering into a working capital facility with a holder of Permitted Indebtedness.

1.9       Secured Note. The full amount of this Note is secured by the Collateral (as defined in the Security Agreement) identified and described as security therefor in the Third Amended and Restated Security Agreement dated as of September 21, 2020 (the “Security Agreement”) by and between the Maker and the Lind Global Macro Fund, LP, as agent for the Holder.

1.10       Tax Treatment. The Maker and the Holder agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, this Note is not intended to be, and shall not be, treated as indebtedness. Neither the Maker nor the Holder shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of Taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

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ARTICLE 2

2.1       Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events defined in the Purchase Agreement, and any of the additional events described below:

(a)       any default in the payment of (i) the Principal Amount or accrued interest (if any) hereunder when due; or (ii) liquidated damages in respect of this Note as and when the same shall become due and payable (whether on a Payment Date, the Maturity Date or by acceleration or otherwise);

(b)       the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document;

(c)       the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

(d)       the Maker shall fail to (i) timely deliver the shares of Common Stock as and when required in Section 3.2; or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e)       default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document that is not covered by any other provisions of this Section 2.1;

(f)       at any time the Maker shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note or to satisfy the mandatory issuance of Make Whole Shares, if any, pursuant to the Purchase Agreement;

(g)       any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(h)       unless otherwise approved in writing in advance by the Holder, the Maker shall, or shall announce an intention to pursue or consummate a Change of Control, or a Change of Control shall be consummated, or the Maker shall negotiate, propose or enter into any agreement, understanding or arrangement with respect to any Change of Control;

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(i)       the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000; (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (C) default under any Permitted Indebtedness.

(j)       the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(k)       a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

(l)       the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock and issue such unlegended certificates to the Holder within three (3) Trading Days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144 or any other applicable exemption;

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(m)       the Maker’s shares of Common Stock are no longer publicly traded or cease to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;

(n)       the Maker consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(o)       there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock;

(p)       the Depositary Trust Company places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depositary Trust Company Fast Automated Securities Transfer program; or

(q)       the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole.

For the avoidance of doubt, any default pursuant to clause (i) above shall not be subject to any cure periods pursuant to the instrument governing such Indebtedness or this Note.

2.2       Remedies Upon an Event of Default.

(a)       Upon the occurrence of any Event of Default that has not been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Sections 5.1(c) and 7.1(c) of the Purchase Agreement or Section 3.2 of this Note, or (ii) ten (10) Business Days for all other Events of Default, provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(i), 2.1(j) or 2.1(k), the Maker shall pay interest on the Outstanding Principal Amount hereunder at an interest rate per annum at all times equal to twelve percent (12%) per annum (the “Default Interest Rate”). Accrued and unpaid interest (including interest on past due interest) shall be due and payable upon demand.

(b)       Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within one (1) Business Day of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.

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(c)       If an Event of Default shall have occurred and shall not have been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Sections 5.1(c) and 7.1(c) of the Purchase Agreement or Section 3.2 of this Note, or (ii) ten (10) Business Days for all other Events of Default, provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(i), 2.1(j) or2.1(k), the Holder may at any time at its option declare the entire unpaid principal balance of this Note plus all accrued interest thereon (if any) due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that (x) upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion, may: (a) demand the redemption of this Note pursuant to Section 3.5(a) hereof; (b) from time-to-time demand that all or a portion of the Outstanding Principal Amount plus all accrued interest thereon (if any) be converted into shares of Common Stock at the lower of (i) the then-current Conversion Price and (ii) eighty-percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to the delivery by the Holder of the applicable notice of conversion; or (c) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law and (y) upon the occurrence of an Event of Default described in clauses (k) or (l) above, all amounts owing under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 3

3.1       Conversion.

(a)       Voluntary Conversion. At any time and from time to time, subject to Section 3.3, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal Amount plus any accrued interest thereon that the Holder elects to convert by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with Section 5.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

(b)       Mandatory Conversion. Subject to Section 3.3, at the Maker’s sole option and upon notice by the Maker to the Holder stating the portion of the Outstanding Principal Amount to be converted, for which a calculation of the Conversion Price, as adjusted, and the number of Conversion Shares will be provided by the Holder to the Maker, (i) up to fifty percent (50%) of the Outstanding Principal Amount shall be automatically converted if the daily VWAP is greater than $8.00 for thirty (30) consecutive Trading Days or (ii) one hundred percent (100%) of the Outstanding Principal Amount shall be automatically converted if the daily VWAP is greater than $10.00 for thirty (30) consecutive Trading Days.

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(c)       Conversion Price. The “Conversion Price” means $3.50, and shall be subject to adjustment as provided herein; provided, that if at any time the Maker’s Market Capitalization (including for this purpose all shares of preferred stock on an as-converted to Common Stock basis) is below $50,000,000, the “Conversion Price” as of any given day during that time shall be equal to the Repayment Share Price at that time.

(d)       Credit towards Repayment. The face value of any portion of this Note that is converted pursuant to Sections 3.1(a) and 3.1(b) shall be credited towards future Monthly Repayments pursuant to Section 1.3(b). For example, if $3,000,000 of the Outstanding Principal Amount is converted, the Maker shall not be obligated to make the Monthly Repayments for the subsequent three months.

3.2       Delivery of Investor Shares. As soon as practicable after the occurrence of any event requiring the issuance of Investor Shares in accordance with this Note, including the Conversion Shares, Repayment Shares, and Closing Shares, as applicable, and in any event on the same Trading Day if notice of the occurrence of such event has been delivered prior to 12:00 p.m. Eastern Time, or prior to 12:00 p.m. Eastern Time on the following Trading Day if such notice is delivered after such time (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled, including any shares, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends. In lieu of delivering physical certificates for the shares of Common Stock issuable upon the occurrence of any event requiring the issuance of Investor Shares in accordance with this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock so issuable to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

3.3       Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

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3.4       Adjustment of Conversion Price.

(a)       Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i)       Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date), combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)       Adjustments for Certain Dividends and Distributions. Other than dividends payable on preferred stock issued in connection with a Material Acquisition or other Acquisition approved by the Holder, if the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)       Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

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(iv)       Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(v) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)       Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) issue or sell any additional shares of Common Stock (“Additional Shares of Common Stock”), other than (A) as provided in this Note (including the foregoing subsections (i) through (iv) of this Section 3.4(a)), pursuant to any Equity Plan (including pursuant to Common Stock Equivalents granted or issued under any Equity Plan), (B) pursuant to Common Stock Equivalents granted or issued prior to the Closing Date, or (C) Exempted Securities, in any case, at an effective price per share that is less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock. For purposes of clarification, the amount of consideration received for such Additional Shares of Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Shares of Common Stock (i.e. warrants, rights of first refusal or other similar rights).

(vi)       Issuance, Amendment or Adjustment of Common Stock Equivalents. Except for Exempted Securities, if (x) the Maker, at any time after the Closing Date (but whether before or after the Issuance Date), shall issue any securities convertible into or exercisable or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, other than Common Stock Equivalents granted or issued under any Equity Plan (collectively with the Convertible Securities, the “Common Stock Equivalents”) and the price per share for which shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or (y) the price per share for which shares of Common Stock may be issuable under any Common Stock Equivalents is amended or adjusted, pursuant to the terms of such Common Stock Equivalents or otherwise, and such price as so amended or adjusted shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then, in each such case (x) or (y), the applicable Conversion Price upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (vi) of this Section 3.4(a) as if the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Common Stock Equivalents had been issued on the date of such issuance or amendment or adjustment.

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(vii)       Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1)       in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Holder, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2)       in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued shares of its Common Stock, at a price per share equal to the valuation of the Maker’s Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.4(a)(vii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Holder.

(b)       Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c)       No Impairment. The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the Principal Amount of the Note plus any accrued interest the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

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(d)       Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(e)       Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(f)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(g)       Reservation of Common Stock. The Maker shall at all while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(g).

(h)       Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(i)       Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

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3.5       Prepayment Following an Event of Default.

(a)       Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, following the occurrence of an Event of Default, the Holder shall have the right, at the Holder’s option to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of one hundred five percent (105%) of the Outstanding Principal Amount plus all accrued interest thereon (if any) (the “Cash Repayment Price”).

(b)       Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No sooner than fifteen (15) days prior to entry into an agreement for a Change of Control nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Maker shall deliver written notice (“Notice of Change of Control”) to the Holder. At any time after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time within ten (10) days prior to a Change of Control), the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to 105% of the Outstanding Principal Amount plus all accrued interest thereon (if any), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker, which Notice of Prepayment at Option of Holder Upon Change of Control shall indicate the Principal Amount of the Note and any accrued interest thereon that the Holder is electing to have prepaid, at the Cash Repayment Price.

(c)       Payment of Cash Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Event of Default or a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the Cash Repayment Price to the holder within five (5) Business Days after the Maker’s receipt of a Notice of Prepayment at Option of Holder Upon Event of Default and, in the case of a prepayment pursuant to Section 3.5(b) hereof, the Maker shall deliver the applicable Cash Repayment Price immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.

3.6       Inability to Fully Convert.

(a)       Holder’s Option if Maker Cannot Issue Shares. If for any reason the Maker is required to issue Investor Shares under this Note, and the Maker cannot issue shares of Common Stock registered pursuant to an effective registration statement with the SEC for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i)       require the Maker to prepay the value of any such Investor Shares for which the Maker is unable to issue Common Stock or for which shares of Common Stock were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the VWAP on the date of conversion; or

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(ii)       defer issuance of the applicable Investor Shares until such time as the Maker can legally issue such shares; provided, that if the Holder elects to defer the issuance of any such Investor Shares, it may exercise its rights under either clause (i) above at any time prior to the issuance of such Investor Shares upon two (2) Business Days notice to the Maker.

(b)       Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, at any time the Maker cannot meet its obligation to issue any Investor Shares under this Note as described in Section 3.6(a) above, a notice of the Maker’s failure to issue any such Investor Shares (the “Inability to Issue Shares Notice”). Such Inability to Issue Shares Notice shall indicate (i) the reason why the Maker is unable to issue Investor Shares as required under the Note; and (ii) the number of Investor Shares which cannot be issued. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Issue Shares”).

(c)       Payment of Cash Repayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Cash Repayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability Issue Shares; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Issue Shares the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Investor Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Cash Repayment Price to the Holder on the date that is one (1) Business Day following the Maker’s receipt of the Holder’s Notice in Response to Inability to Issue Shares, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.

(d)       No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

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ARTICLE 4

4.1       Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a)       Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b)       Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however , that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c)       Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d)       Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e)       Sale of Collateral; Liens. From the date hereof until the full release of the security interest in the Collateral, (i) the Maker shall not, and shall not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than sales of inventory in the ordinary course of business consistent with past practices; and (ii) the Maker shall not, and shall not permit any Subsidiary to, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien, security interest or other encumbrance on the Collateral (except for the pledge, assignment and security interest created under the Security Agreement and Permitted Liens (as defined in the Security Agreement)).

(f)       Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.

(g)       Indebtedness. The Maker shall not, and shall not permit any Subsidiary, to incur any Indebtedness other than Permitted Indebtedness and the Macro Debt.

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(h)       New Subsidiaries. If the Maker or any Subsidiary forms or otherwise acquires any Subsidiary after the date hereof (any such Subsidiary so formed or acquired being hereinafter referred to as a “New Subsidiary”), the Maker shall, and shall cause each applicable Subsidiary to, cause such New Subsidiary, within thirty (30) days of such formation or acquisition, as the case may be, enter into a guaranty in form and substance acceptable to the Holder pursuant to which New Subsidiary guarantees all of the Maker’s obligations to Holder hereunder and under the Purchase Agreement, and such security documents as the Holder shall request in order to grant to the Holder a perfected first priority security interest in such New Subsidiary’s assets to secure such New Subsidiary’s obligations under its guaranty; provided, however, to the extent the New Subsidiary has been acquired in a Material Acquisition and such New Subsidiary has existing Indebtedness (and which has not been incurred in contemplation of such Material Acquisition) which would prohibit such New Subsidiary from providing a guaranty or lien on its assets, as the case may be, such New Subsidiary shall not be required to comply with those provisions of this 4.1(h) which would cause it to be in default under such other Indebtedness.

(i)       Repayment of This Note. If the Company issues any debt consented to by the Investor, including any subordinated debt or convertible debt (other than this Note), or any preferred stock, unless otherwise agreed in writing by the Holder, the Company will immediately utilize the proceeds of such issuance to repay this Note; provided, however, that this Section 4.1(i) shall not apply to the transactions identified on Schedule 5.7 of the Purchase Agreement, any other Material Acquisition or any Permitted Indebtedness or the Macro Debt.

4.2       Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

ARTICLE 5

5.1 Intercreditor Agreement. Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Third Amended and Restated Intercreditor Agreement dated as of September 21, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Sallyport Intercreditor Agreement”), by and between SALLYPORT COMMERCIAL FINANCE, LLC, as First Lien Creditor, LIND GLOBAL MACRO FUND, L.P., as Second Lien Creditor and LIND GLOBAL ASSET MANAGEMENT, LLC. In the event of any conflict between the terms of the Sallyport Intercreditor Agreement and this Note the terms of the Sallyport Intercreditor Agreement shall govern and control.

5.2       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

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5.3       Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.4       Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

5.5       Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.6       Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

5.7       Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

5.8       Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.9       Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.10       Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.11       Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

5.12       Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.13       Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

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(a)       No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)       THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.14       Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a)       “Acquisition Event” means that the Maker has become aware that the Proposed Acquisition will not, or it is reasonably likely that it will not, be consummated or will not be consummated on substantially the terms set forth in that certain letter of intent dated August 24, 2020 from the Maker to the proposed seller, a copy of which has been provided from the Maker to the Holder.

(b)       “Indebtedness” means, with respect to any Person: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $150,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of such Person, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $150,000 in the aggregate in any fiscal year; (f) all synthetic leases; (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; (h) trade debt; and (i) endorsements for collection or deposit.

(c)       “Market Capitalization” means, as of any date of determination, the product of (a) the number of issued and outstanding shares of Common Stock as of such date (exclusive of any shares of common stock issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (b) the closing price of the Common Stock on the Trading Market on the day of determination.

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(d)       “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(e)        “Proposed Acquisition” means [                                                                 ].

(f)       “Repayment Shares” means shares of Common Stock issued to the Holder by the Maker as payment for accrued interest and/or the Principal Amount, pursuant to Sections 1.3(a) and 1.3(b) of this Note.

(g)       “Repayment Share Price” means ninety percent (90%) of the average of the five (5) lowest daily VWAPs during the twenty (20) Trading Days prior to the issuance of the Repayment Shares.

(h)       “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(i)       “VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business on the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock is then reported in the “Pink Sheets” published by the Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company (in each case rounded to four decimal places).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

BOXLIGHT CORPORATION

By:
Name:	Michael Pope
Title:	Chief Executive Officer

SCHEDULE 1

INTEREST PAYMENT DATES AND PAYMENT DATES

EXHIBIT A

WIRE INSTRUCTIONS

Name of Bank:

Routing #:
For credit to:	Lind Global Asset Management, LLC
Account #:

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EXHIBIT B

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount [and $_____ of accrued interest] of the above Note No. ___ into shares of Common Stock of Boxlight Corporation (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:
Name:
Title:

Address: